UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2022 (August 9, 2022)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed on August 9, 2022 (the “Original Form 8-K”) by Shift Technologies, Inc. (the “Company”) announcing the closure of 7 inventory inspection, reconditioning, and storage facilities, or “hubs,” as part of a strategic review of the business. The hub closures resulted in an estimated workforce reduction of approximately 60%. This Current Report on Form 8-K/A amends and supplements the Original Form 8-K to disclose the estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the hub closures and workforce reduction.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 9, 2022, the restructuring was substantially completed as of September 30, 2022. The Company recorded the following restructuring charges for the three and nine months ended September 30, 2022 (in thousands):

Three and Nine Months Ended September 30, 2022
Losses on sales of inventory associated with restructuring	$8,545
Restructuring costs related to operating leases	3,216
Losses on sale or disposal of property and equipment	2,367
Losses on early decommissioning of capitalized internal-use software	6,498
Severance, retention, and CEO transition	3,667
Labor and other costs incurred to close hubs	4,901
Total	$29,194

Of the charges detailed in the table above, $0.9 million is expected to result in future cash expenditures as of the date of this filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: November 15, 2022	/s/ Jeff Clementz
	Name:	Jeff Clementz
	Title:	Chief Executive Officer

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